DIRECTORS’ EQUITY PLAN

Effective on May 13, 2016

1.

Purpose.

(a)

Arrogene, Inc. (" Arrogene ") has established this Directors’ Equity Plan (the " Plan").

(b)

The purpose of the Plan is to enable members of the Board of Directors (the (" Eligible Directors " and " Board ", respectively)   to receive for their Board service options (“Options”) to purchase shares of Arrogene Series A Convertible Preferred Stock (" Shares ").

2.

Definitions.

(a)

Code " means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(b)

Committee " means an existing or newly formed committee of two or more Independent Directors appointed by the Board.

(c)

Employee " means any person employed by Arrogene or a Subsidiary of Arrogene. Service as a director or payment of a director's fee by Arrogene or a Subsidiary of Arrogene alone shall not be sufficient to constitute "employment" by Arrogene or a Subsidiary of Arrogene.

(d)

Fair Market Value " means, as of any date, the value of the Shares determined as follows:

(i)

If the Shares are listed on any "established securities market", as defined in Treas. Reg. Section 1.897-1(m) or any successor thereto, the Fair Market Value of a Share shall be the closing sales price for such Share as quoted on such market (or the market with the greatest volume of trading in the Shares if such Shares are traded on more than one market) on the day of determination (or if no sales were reported on such day, on the most recent trading day on which a sales transaction was reported), as reported by such market or such other source as the Board reasonably deems reliable.

(ii)

In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Board using a reasonable valuation method in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv)(B) or any successor thereto.

(e)

Independent Director " means (i) a director who satisfies the definition of Independent Director or similar definition under the applicable securities exchange rules and regulations upon which the Shares are traded from time to time, if applicable, and (ii) a director who either (A) is not a current employee of Arrogene or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of Arrogene or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), is not an officer of Arrogene or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from Arrogene or an "affiliated corporation" for services in any capacity other than as a director or (B) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

(f)

Option " means the right to purchase Share(s) subject to the terms and conditions of this Plan.

(g)

Subsidiary " means with respect to any person, a corporation the majority of whose share capital with voting power, under ordinary circumstances, to elect directors is, at the date of determination thereof, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person.

3.

Administration.

(a)

Administration by Board.     The Board shall administer the Plan unless and until the Board delegates administration to a Committee. The Board may, at any time and for any reason in its sole discretion, rescind all or any portion of such delegation.

(b)

Powers of Board.     The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To construe and interpret the Plan and any agreements issued pursuant to the Plan and to establish, amend and revoke rules and regulations for their administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii)

To amend the Plan as provided in Sections 12 and 13.

(iii)

To waive in its sole discretion, at any time and from time to time, with respect to any award pursuant to Section 5 of the Plan, the vesting requirement set forth in Section 5(c) of the Plan, and to permit Options to vest on an earlier date, including the date of grant.

(iv)

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of Arrogene which are not in conflict with the provisions of the Plan.

(c)

Delegation to Committee.  The Board may delegate administration of the Plan and its powers and duties thereunder to a Committee or Committees, and the term " Committee " shall apply to any person or persons to whom such authority has been delegated. Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required by such rules or regulations to be determined in the sole discretion of the Committee.

(d)

Effect of Decision of the Board or a Committee; No Liability.   All determinations, interpretations and constructions made by the Board or a Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No member of the Board or a Committee or any person to whom duties hereunder have been delegated shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicablelaw, in the manner provided in Arrogene' Certificate of Incorporation and Bylaws as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and Arrogene.

4.

Maintenance of Records.  Arrogene shall maintain bookkeeping accounts for each Eligible Director, an " Award Account”, which shall be credited in accordance with the terms of this Plan and the elections of each Eligible Director pursuant to this Plan. Such accounts shall be maintained solely to evidence unfunded obligations of Arrogene.

5.

Award of Non-Qualified Stock Options.

(a)

Awards.  The Board shall authorize the award of Non-Qualified Stock Options (“Options”) exercisable to purchase Shares of Series A Convertible Preferred Stock, to each Eligible Director from time to time. At the discretion of the Board, such awards may occur on the date of an Eligible Director's initial election to the Board, on the date of the annual meeting of the Arrogene' stockholders, and/or on such other dates or upon the occurrence of such other events as the Board may determine. Upon any award of Options pursuant to this Plan, the Award Account of such Eligible Director shall be credited with such number of Options.

(b)

Vesting.   Options awarded pursuant to this Section 5 shall vest in the manner determined by the Board with respect to such award.

(c)

Voting.  Options shall have no voting rights.

(d)

Number.  For each year of service on the Board of Directors, an Eligible Director shall be granted Options exercisable to purchase Shares which, on an “as converted” basis, will represent one-tenth of one percent of the total issued and outstanding shares of Common Stock of the Company, on a fully-diluted basis, determined on the date of grant.

(e)

Exercise Price.   The exercise price (“Exercise Price”) of the Options shall be 100% of the Fair Market Value of the Shares, as defined herein, determined on the date of grant.

(f)

Term.   Each Option granted under this Plan shall be exercisable for a period of ten (10) years following the date of grant.

(g)

Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid,

 to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted, or (C) in any other form of legal consideration that may be acceptable to the Board.

(h)

Transferability.  An Option may be transferred to the extent provided in the Option  Agreement; provided that if the Option Agreement does not expressly permit the transfer of a  Option, the Option shall not be transferable except by will, by the laws of descent and distribution  or pursuant to a domestic relations order satisfying the requirements of Rule 16b3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(i)

Termination of Relationship as Director.  In the event an Optionee's Continuous Status as  a Director terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3)

months after the termination of the Optionee's Continuous Status as a  Director (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(j)

Disability of Optionee.  In the event an Optionee's Continuous Status as a Director terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(k)

Death of Optionee.  In the event of the death of an Optionee during, or within a three-month period (or 12 month period in the case of totally disabled Optionees) after the termination of, the Optionee's Continuous Status as a Director, the Option shall be fully vested and may be exercised by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

6.

Alienability.   No amount due or payable under the Plan or any interest in the Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No such amount shall in any manner be liable for or subject to the debts or liability of any Eligible Director. Prior to delivery of Shares by Arrogene pursuant to Section 8, no Eligible Director shall have any right to transfer or assign any Share, or any right to receive any Share, credited to him or her under this Plan. Any purported assignment shall be null and void.

7.

Eligible Director's Rights Unsecured.  The right of an Eligible Director to receive any Shares hereunder shall rank as an unsecured claim against Arrogene and shall be subject to the claims of general creditors in the event of the bankruptcy or insolvency of Arrogene. Assets that may be set aside for Arrogene' convenience with respect to the Plan, and bookkeeping accounts maintained pursuant to the Plan, shall not in any way be construed as assets held in trust for, or be subject to any prior claim by, an Eligible Director or beneficiary.

8.

Effective Date.   The Plan shall become effective on May 13, 2016.

9.

Section 409A.  Arrogene intends that benefits payable under the Plan not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the Plan shall be construed in accordance with such intent. To the extent such payments or benefits could become subject to such Section, Arrogene shall cooperate with the Eligible Directors to amend the Plan with the goal of providing to the Eligible Directors the economic benefits described in the Plan in a manner that does not result in such tax being imposed. Notwithstanding any other provision of this Plan to the contrary, if (1) on the date of a Eligible Director's Separation from Service (as such term is used or defined in Code Section 409A(a)(2)(A)(i),

Treasury Regulation Section 1.409A-1(h), or any successor law or regulation), any of Arrogene' equity is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Code) and (2) as a result of such Separation from Service, the Eligible Director would receive any payment that, absent the application of this sentence, would be subject to interest and additional tax imposed pursuant to Code Section 409A as a result of the application of Code Section 409A(2)(B)(i), then, to the extent necessary to avoid the imposition of such interest and additional tax, such payment shall be deferred until the earlier of (i) 6 months after the Participant's Separation from Service or (ii) the Participant's death.

10.

Amendment and Termination.   The Board or any authorized Committee of the Board may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason; provided that the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules and regulations thereunder.